Exhibit 99.1

EXULT SIGNS AGREEMENT TO ACQUIRE RELOACTION TO SUPPORT GLOBAL GROWTH

Expands HR-led BPO Dominance in Serving the Global 500

Further Improves Direct to Indirect Business Ratios

IRVINE, Calif., April 22, 2004 – Exult, Inc. (Nasdaq: EXLT), the innovator and leading provider of HR-led Business Process Outsourcing (BPO) for Global 500 companies and other large complex corporations, today announced that it has signed an agreement to acquire ReloAction, a leading relocation services company. ReloAction’s advanced technology delivers a personalized, user-friendly relocation experience to clients’ employees. The acquisition is expected to close during the second quarter of 2004 subject to the satisfaction of customary closing conditions.

This acquisition helps fulfill Exult’s goal of increasing the proportion of its revenue derived from direct services. In addition, Exult expects to integrate ReloAction into its global relocation services to take advantage of technological and operational synergies. The company also expects to expand the effectiveness of its offerings while continuing to grow ReloAction’s non-HR BPO client base.

According to Jim Madden, Exult’s founder, Chairman and CEO, the proposed acquisition reflects Exult’s evolution as an end-to-end global provider of HR-led BPO solutions. “We pioneered the market for integrated outsourcing of human resources business processes for Global 500 companies, and we are now extending our market leadership by improving the breadth and integration of our offerings while expanding our sales channel. In our relationship with ReloAction, we have successfully relied on ReloAction’s technological strength and dedication to customer service to support several of our clients’ relocation needs. By leveraging their domain expertise and technical capabilities, we expect to multiply our growth opportunities in both the HR BPO and relocation markets.”

“This opportunity to become part of an elite global HR BPO services company will further enhance ReloAction’s capability to continue providing cutting-edge relocation services to the market,” said Frank M. Patitucci, CRP, Chairman of the Board and CEO of ReloAction. “We are confident that this acquisition will allow us to fully integrate our relocation services model into Exult’s proven service delivery model with global delivery capabilities.”

About Exult

Exult (EXLT) is the innovator and leading outsourcer in the HR-led BPO market. Meeting an increasingly critical need for Global 500 companies and other large complex corporations, Exult provides comprehensive Human Resources outsourcing solutions and expertise in high volume business processes, including related Finance and Accounting and Procurement offerings.

Exult offers tailored solutions to a diverse client base by leveraging its customizable and scalable Multi-Process OutsourcingSM operational platform, which includes Multi-Client, Multi-Center, Multi-Channel, Multi-Shift and Multi-Shore capabilities. Exult uses Six Sigma standards to design, measure and deliver its processes to provide a high quality service experience to clients.

Exult is the proven cost-effective BPO resource for Global 500 clients seeking increased flexibility to strategically advance their businesses. Exult’s quality delivery reduces costs, improves productivity, streamlines operations and provides responsive service to clients’ employees throughout the world. For more information, visit www.exult.com.

About ReloAction

ReloAction is a privately held company that combines innovative technology and 38 years of market experience to meet the diverse relocation needs of Global 2000 companies. ReloAction specializes in providing comprehensive relocation management services for corporations. For more information about ReloAction, visit www.reloaction.com.

About Baird

Robert W. Baird & Co. Incorporated acted as ReloAction’s exclusive financial adviser in this transaction. Baird provides clients in the United States with investment banking, wealth management, asset management and private equity services. For more information, please visit Baird’s website at www.rwbaird.com.

Forward Looking Statements

This press release contains forward looking statements, including without limitation those related to the closing of the transaction, Exult’s ability to successfully integrate its global relocation services, achieve operational efficiencies, improve service quality and technical capabilities, and expand its client base in the HR BPO and non-HR relocation markets. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Exult is still developing its relocation service offering and must meet contractual service level and other commitments. New business is uncertain and the marketplace is competitive. More information about Exult’s risks is available in Exult’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other filings made from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors.”

Exult Contacts

Investor Relations

John A. Adams

Chief Financial Officer

949/856-8841

investor.relations@exult.net

Peter B. Hargittay

Hargittay Group, Inc.

Managing Director, Investor Relations

714/508-6684

peter@hargittaygroup.com

Media Contact

Alexandra Gallo

Director, Global Communications

949/856-8638

alexandra.gallo@exult.net

Agency Contact

Len Abbazia

732/863-1900, x.101

Len.Abbazia@springboardpr.com

ReloAction Contacts

Frank M. Patitucci

Chairman of the Board and CEO

925/734-3834

fpatitucci@reloaction.com

Joshua Camire

Marketing Communications Manager

925/734-3865

jcamire@reloaction.com